Execution Version

Exhibit 10.10

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of June 6, 2023 by and among Interactive Strength Inc., a Delaware corporation (the “Company”), THLWY LLC, a Wyoming limited liability company (the “Lead Investor”) and the additional parties listed on the Schedule of Investors attached to this Agreement as Exhibit A (each individually an “Investor” and, together with the Lead Investor, the “Investors”).

RECITALS

A. The Company currently requires funds to help finance its operations.

B. The Investors are willing to advance funds to the Company in exchange for the issuance to them of certain senior secured promissory notes evidencing the Company’s obligation to repay the Investors’ loans of the advanced funds.

NOW THEREFORE, the parties hereby agree as follows:

1.
PURCHASE AND SALE OF NOTES.
1.1
Note Purchase. Subject to the terms and conditions of this Agreement, the Company agrees to sell to each Investor, and each Investor severally and not jointly agrees to purchase from the Company, a Senior Secured Promissory Note in the form attached to this Agreement as Exhibit B (each individually a “Note” and collectively the “Notes”) in the principal amount set forth opposite such Investor’s name on Exhibit A. This Agreement, the Security Agreement (defined below) and the Notes are collectively hereinafter referred to as the “Financing Documents.”
2.
CLOSINGS.
2.1
Initial Closing. The initial purchase and sale of the Notes will take place remotely via the exchange of documents and signatures, concurrently with the execution of this Agreement, on June 25, 2023, or at such other time and place as the Company and the Investors who have agreed to purchase a majority of the aggregate principal amount of the Notes listed on Exhibit A mutually agree upon (which time and place are referred to as the “Initial Closing”). At the Initial Closing, as payment in full for the Note to be purchased by each Investor at the Initial Closing, such Investor will either (i) deliver to the Company payment in U.S. dollars for the Note in the amount set forth opposite such Investor’s name on Exhibit A or (ii) exchange or cancel any outstanding indebtedness or other liabilities of the Company owed to such Investor set forth opposite such Investor’s name on Exhibit A (“Existing Debt”). At the Initial Closing, the Company will deliver to each Investor a duly executed Note in the principal amount set forth opposite such Investor’s name on Exhibit A.
2.2
Additional Closings; Acceleration of Purchases.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4891-5274-9415.v7" "" 4891-5274-9415.v7

(a)
Subject to the terms and conditions of this Agreement, provided that no Event of Default has occurred and is occurring, the Company shall issue and the Lead Investor shall purchase additional Notes, in the amount and on the date set forth in Schedule 2.2 (each, an “Additional Closing,” and together with the Initial Closing, each a “Closing”). As part of any Additional Closing, Company may offer and sell to other investors (the “New Investors”) Notes pursuant to this Agreement under terms no more favorable to such New Investors than the terms and conditions set forth in this Agreement without obtaining the signature, consent or permission of any of the then-existing Investors. Notwithstanding anything to the contrary in this Agreement, the aggregate principal amount of all Notes issued to the Investors under this Agreement shall not exceed $15,750,000.
(b)
At each Additional Closing, each New Investor will deliver to the Company either (i) payment in U.S. dollars for the Note in the amount equal to 95% of the principal amount of such Note or (ii) exchange or cancel any outstanding indebtedness or other liabilities of the Company owed to such New Investor equal to 95% of the principal amount of such Note, and the Company shall deliver to each New Investor a duly executed Note. Immediately after each Additional Closing, the Schedule of Investors attached to this Agreement as Exhibit A will be amended to add to Exhibit A the names of the New Investors purchasing Notes, at such Additional Closing as “Investors” hereunder and to set forth the principal amount of each Note purchased by each New Investor under this Agreement at such Additional Closing. The Company will promptly furnish to each Investor upon request, a copy of Exhibit A as amended to the date of such request.
(c)
Notwithstanding anything to the contrary in this Agreement, upon receipt of written notice from the Company at least ten (10) business days in advance of any Additional Closing, the Lead Investor shall purchase Notes up to an aggregate principal amount equal to (i) $5,250,000 less (ii) the aggregate principal amount of any Notes purchased by the Lead Investor in any previous Additional Closing.
2.3
Status of New Investors. Upon the completion of each Additional Closing as provided in this Section 2, each New Investor will be deemed to be an “Investor” for all purposes of this Agreement.
3.
SECURITY; ADVANCED COSTS.
3.1
Definitions. As used in this Section 3, capitalized terms not otherwise defined in this Agreement shall have their respective meanings as set forth in the Security Agreement.
3.2
Security. The Notes will be secured by certain collateral pursuant to a security agreement dated as of the date hereof by and among the Company and the Lead Investor, on behalf of the Investors, in substantially the form of Exhibit C hereto (as amended from time to time, the “Security Agreement”) and will be senior in priority to all indebtedness of the Company outstanding as of the date hereof. Each Investor’s rights under each Note shall be pari passu (and, accordingly, on a pro rata basis) with all other Investor’s rights under all other Notes issued by the Company under and pursuant to this Agreement.
3.3
Advanced Costs. Notwithstanding the provisions of sections 4(a), 4(b) or 4(c) of the Security Agreement, if any Investor shall incur any cost or expense pursuant to section 13

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4891-5274-9415.v7" "" 4891-5274-9415.v7

of the Security Agreement or incur any Enforcement Costs reimbursable by the Company under section 17 of the Security Agreement (collectively, “Advanced Costs”) which are not incurred pro-rata among the Investors based on their relative outstanding principal balances of the Notes, then payments shall be made by the Company, or from Proceeds of any disposition of the Collateral after an Event of Default, first pari-passu among the Investor who actually incurred Advanced Costs which have not been repaid until such time as all such outstanding Advance Costs have been repaid in full, before any Investor incurring such unpaid Advanced Costs must share any payment from the Company, the Collateral or Proceeds of Collateral with any Investor who did not then have outstanding unpaid Advanced Costs.
3.4
Lead Investor. Each of the Secured Party hereby irrevocably appoints the Lead Investor to act on its behalf as Secured Party under the Security Agreement, under the Notes and under this Agreement and authorizes the Lead Investor to take such actions on its behalf and to exercise such powers as are delegated to it by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto. In furtherance of the foregoing, and to enable the Lead Investor to perfect the portions of the Security Interest that are to be perfected by means of “control” (e.g. the portions of the Security Interest in Deposit Accounts, Securities Accounts, Commodity Accounts, Negotiable Instruments, certificated securities, etc.), the Secured Party hereby appoint Secured Party as their agent and hereby authorize and direct Secured Party, acting at the direction of the Lender Majority, to enter into such Deposit Account Control Agreements, Securities Account Control Agreement and related agreements, and take physical possession and control of the portion of the Collateral constituting Negotiable Instruments and certificated securities, so as to enable Secured Party, on behalf of the Secured Party, to have a Security Interest perfected by control in such Collateral. Enforcement of the Secured Party’ rights under this Agreement shall be taken by Secured Party, acting at the direction of the Lender Majority, as the agent for all of the Secured Party. The enforcement actions of Secured Party taken in accordance with the preceding sentence shall in each case bind all of the Secured Party. Notwithstanding any other provision of this Agreement, the Secured Party shall not individually exercise rights and remedies against Grantor under this Agreement (including any right to recover Advanced Costs), the Notes or any other Financing Document with regard to any Obligations, but all such rights and remedies shall be exercised by and on behalf of the Secured Party only, by Secured Party, acting at the direction of the Lender Majority, as provided in this Agreement. Each of the Secured Party agrees that Secured Party shall not be liable for any acts taken in good faith in enforcing the rights of the Secured Party under this Agreement.
4.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Investor that the statements in the following paragraphs of this Section 3 are all true and complete as of the date hereof and as of the date of each Closing.

All references in this Section 4 to the “Company” include the Company’s subsidiaries other than with respect to Section 4.7.

4.1
Organization, Good Standing and Qualification. The Company has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of Delaware. The Company has the corporate power and authority to own and operate its properties and assets to execute and deliver this Agreement and the Security Agreement, to issue and sell the Notes, to carry out the provisions of this Agreement and the Security Agreement, and

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4891-5274-9415.v7" "" 4891-5274-9415.v7

to carry on its business as currently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which the failure to do so would not have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of the Company (a “Material Adverse Effect”).
4.2
Due Authorization. All corporate action on the part of the Company’s board of directors and stockholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under, the Financing Documents has been taken or will be taken prior to the Initial Closing. This Agreement constitutes, and the other Financing Documents which constitute agreements of the Company when executed and delivered by the Company will constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) the effect of rules of law governing the availability of equitable remedies.
4.3
Corporate Power. The Company has the corporate power and authority to execute and deliver the Financing Documents to which it is a signatory, to issue to the Investors the Notes to be purchased by the Investors hereunder and to carry out and perform all its obligations under the Financing Documents.
4.4
Valid Issuance.
(a)
The Notes, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued.
(b)
Based in part on the representations made by the Investors in Section 5 hereof, the offer and sale of the Notes solely to the Investors in accordance with this Agreement (and assuming no change in currently applicable law or in the Company’s Certificate of Incorporation in effect as of immediately prior to the Initial Closing (the “Charter”), no transfer of Notes by any Investor), is exempt from the registration and prospectus delivery requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the securities registration and qualification requirements of the currently effective provisions of the securities laws of the states in which the Investors are resident based upon their addresses set forth on the Schedule of Investors attached hereto as Exhibit A.
4.5
Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of Trent Ward, Deepak Mulchandani and Ben Bartlett, after due investigation (the “Company’s Knowledge”), currently threatened against the Company that questions the validity of the Notes, or the right of the Company to issue the Notes, or to consummate the transactions contemplated hereby or thereby, or that, if determined adversely, would reasonably be expected to, either individually or in the aggregate, result in a Material Adverse Effect. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4891-5274-9415.v7" "" 4891-5274-9415.v7

the Company currently pending or which the Company intends to initiate. The Company has not received any correspondence from any third party with respect to any of the foregoing.
4.6
Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its charter documents, (ii) any judgment, order or decree of any court or arbitrator to which the Company is a party or is subject, (iii) under any material agreement or contract of the Company, or (iv) of, to the Company’s Knowledge, any provision of law applicable to the Company, except, in each case, for such violations or default as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of the Financing Documents and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or default, or be in conflict with or result in a violation or breach of, with or without the passage of time or the giving of notice or both, the charter documents of the Company, any judgment, order or decree of any court or arbitrator to which the Company is a party or is subject, any material agreement or contract of the Company, or, to the Company’s Knowledge, a violation of any statute, law, regulation or order, or an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company. To the extent consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority are required on the part of the Company in connection with the valid execution and delivery of this Agreement, and the offer, sale or issuance of the Notes, such consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings shall have been obtained and will be effective at the applicable Closing.
4.7
Subsidiaries. Except as previously disclosed to the Investors, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.
4.8
“Bad Actor” Disqualification. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act, and the rules and regulations promulgated thereunder (a “Disqualification Event”) is applicable to the Company or, to the Company’s Knowledge, any person listed in the first paragraph of Rule 506(d)(1), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.
4.9
Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 5 below, the offer, issue, and sale of the Notes is exempt from the registration and prospectus delivery requirements of the Securities Act, and has been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.
4.10
Indebtedness. Except as set forth on Schedule 3.10 hereto, the Company has no indebtedness for money borrowed and the Company is not a guarantor of any indebtedness of any other Person.
4.11
Intellectual Property. To the Company’s Knowledge, the Company owns or possesses or can acquire on commercially reasonable terms sufficient legal rights to all Intellectual Property (as defined below) owned or used in the conduct of the Company’s business as now

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4891-5274-9415.v7" "" 4891-5274-9415.v7

conducted and as presently proposed to be conducted (“Company Intellectual Property”) without any known conflict with, or infringement of, the rights of others, including prior employees or consultants, or academic or medical institutions with which any of them may be affiliated now or may have been affiliated in the past. No product or service marketed or sold (or proposed to be marketed or sold) by the Company, to the Company’s Knowledge, violates or will violate any license or infringes or will infringe any Intellectual Property of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other Person. The Company has not received any communications alleging that the Company has violated, or by conducting its business, would violate any of the Intellectual Property of any other Person. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business. It will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company, including prior employees or consultants, or academic or medical institutions with which any of them may be affiliated now or may have been affiliated in the past. Each employee and consultant has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted and all intellectual property rights that he, she or it solely or jointly conceived, reduced to practice, developed or made during the period of his, her or its employment or consulting relationship with the Company that (a) relate, at the time of conception, reduction to practice, development, or making of such intellectual property right, to the Company’s business as then conducted or as then proposed to be conducted, (b) were developed on any amount of the Company’s time or with the use of any of the Company’s equipment, supplies, facilities or information or (c) resulted from the performance of services for the Company. For purposes hereof, “Intellectual Property” means all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, any other proprietary rights in information and processes, similar or other intellectual property rights, and the subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing.
4.12
Use of Proceeds. The Company will use the proceeds of the Notes solely for the operations of its business, and not for any personal, family or household purpose.
4.13
No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the company’s most recently filed prospectus (the “IPO Prospectus”) (i) there has not been any material change in the capital stock or any increase in long-term debt of the Company, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) the Company has entered into any transaction or agreement that is material to the Company taken as a whole or

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4891-5274-9415.v7" "" 4891-5274-9415.v7

incurred any liability or obligation, direct or contingent, that is material to the Company taken as a whole; and (iii) the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except, in the case of each of clauses (i), (ii) and (iii) above, as otherwise disclosed in each of the IPO Prospectus.
4.14
Independent Accountants. Deloitte & Touche LLP, who have certified certain financial statements of the Company, are independent public accountants with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and required by the Securities Act.
4.15
Title to Real and Personal Property. The Company has good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the businesses of the Company, in each case free and clear of all liens, charges, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
4.16
Taxes. The Company has paid all federal, state, local and foreign taxes, except for cases in which the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect, and except as currently being contested in good faith and by appropriate proceedings and for which appropriate reserves required by generally accepted accounting principles (GAAP) have been created. The Company has filed all tax returns required to be paid or filed through the date hereof or duly requested extensions thereof, except where the failure to so file would not, individually or in the aggregate, have a Material Adverse Effect. There is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its properties or assets.
4.17
Solvency. On the Closing Date (after giving effect to the issuance and sale of the Notes), the Company will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date: (i) the fair value (and present fair saleable value) of the assets of the Company is not less than the total amount required to pay the probable liability of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance and sale of the Notes as contemplated by this Agreement, the Company does not have, intend to incur or believe that it will incur debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital; and (v) such entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4891-5274-9415.v7" "" 4891-5274-9415.v7

5.
REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF INVESTORS. Each Investor hereby, severally and not jointly, represents and warrants to, and agrees that as of the Closing:
5.1
Authorization. This Agreement constitutes, and the other Financing Documents which constitute agreements of the Investor when executed and delivered by the Investor will constitute, such Investor’s valid and legally binding obligations, enforceable against such Investor in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Each Investor represents and warrants to the Company that such Investor has full power and authority to enter into this Agreement.
5.2
Purchase for Own Account. The Notes will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.
5.3
No Solicitation. At no time was such Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Notes.
5.4
Disclosure of Information. Such Investor has received or has had full access to all the information such Investor considers necessary or appropriate to make an informed investment decision with respect to the Notes. Such Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Investor or to which such Investor had access.
5.5
Investment Experience. Such Investor understands that the purchase of the Notes and investment in the securities issued pursuant to this Agreement involves substantial risk. Such Investor (a) has experience as an investor in securities of companies in the development stage and acknowledges that such Investor can bear the economic risk of such Investor’s investment in the Notes and has such knowledge and experience in financial or business matters that such Investor is capable of evaluating the merits and risks of this investment in the Notes and protecting such Investor’s own interests in connection with this investment in the Notes or (b) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables such Investor to be aware of the character, business acumen and financial circumstances of such persons.
5.6
Accredited Investor Status. Such Investor is familiar with the definition of, and qualifies as, an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4891-5274-9415.v7" "" 4891-5274-9415.v7

5.7
Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Notes without the prior written consent of the Company.
6.
CONDITIONS TO CLOSING.
6.1
Conditions to Investors’ Obligations. The obligations of each Investor under Section 1 of this Agreement are subject to the fulfillment or waiver by the Company, on or before the applicable Closing, of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent to such waiver, which consent may be given by written, oral or telephone communication to the Company, its counsel or to special counsel to the Investors:
(a)
each of the representations and warranties of the Company contained in Section 4 above and in the Security Agreement shall be true and correct in all material respects on and as of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing (except for representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects on and as of the applicable Closing);
(b)
the Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement, and in the Security Agreement, that are required to be performed or complied with by it on or before such Closing and shall have obtained all approvals, consents and qualifications necessary, including but not limited any preemptive notices and waivers, to complete the purchase and sale described herein;
(c)
the Company shall file, or cause to be filed, a UCC-1 financing statements with respect to the Collateral (as such term is defined in the Security Agreement) naming the Lead Investor as secured party (on behalf of itself and the other Investors) and otherwise in form and substance reasonably satisfactory to the Company and the Investors; and
(d)
all corporate and other proceedings in connection with the transactions contemplated at such Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors, and the Investors (or their counsel) shall have received all such copies of such documents as reasonably requested.
6.2
Condition to Company’s Obligations. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment or waiver on or before the Closing of the following condition by such Investor:
(a)
each of the representations and warranties of such Investor contained in Section 5 above shall be true and correct on the date of such Closing with the same effect as though such representations and warranties had been made on and as of such Closing; and
(b)
such Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4891-5274-9415.v7" "" 4891-5274-9415.v7

7.
GENERAL PROVISIONS.
7.1
Survival of Warranties. The representations, warranties and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of the Investors or the Company, as the case may be.
7.2
Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, provided, however, that nothing in this Section 7.2 shall permit any of the Investors to transfer or assign any of the Notes acquired under this Agreement.
7.3
Governing Law. This Agreement shall be governed by and construed under the laws of the State of California, without reference to principles of conflict of laws or choice of laws.
7.4
Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement or any Financing Document shall be brought exclusively in the federal and state courts located in the State of Delaware and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum.
7.5
Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Electronic copies of signed signature pages shall be binding originals.
7.6
Headings; Interpretation. In this Agreement, (a) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (b) the captions and headings are used only for convenience and are not to be considered in construing or interpreting this Agreement and (c) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.
7.7
Notices. Any notice, demand, offer, request or other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by electronic mail, (iv) one business day after being deposited with an overnight courier service or (v) three business days after being deposited in the U.S. mail, First Class with postage prepaid and return receipt requested, and addressed to the parties at the addresses as set forth below their respective signatures or such other address as a party may request by notifying the other in writing.
7.8
Fees and Expenses. Each party shall pay its own expenses in connection with the transactions contemplated by this Agreement.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4891-5274-9415.v7" "" 4891-5274-9415.v7

7.9
No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s or broker’s fee or commission in connection with the transactions contemplated by this Agreement. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Investor or any of its directors, officers, partners, members, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
7.10
Amendments and Waivers. Any term of this Agreement or the Notes may be amended and the observance of any term of this Agreement or the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding. Any amendment or waiver effected in accordance with this Section 7.10 shall be binding upon each holder of Notes then outstanding, each future holder of such Notes, and the Company; provided, however, that New Investors may become parties to this Agreement in accordance with Section 2.3 without any amendment of this Agreement or the consent or approval of any Investor by delivery to the Company of a counterparty signature page to this Agreement and the Security Agreement.
7.11
Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.
7.12
Entire Agreement. This Agreement, together with all exhibits, schedules and amendments hereto and the other Financing Documents, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.
7.13
Further Assurances. From and after the date of this Agreement, upon the request of any Investor or the Company, the Company and the Investors shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:

INTERACTIVE STRENGTH INC.

By: /s/ Trent Ward

Name: Trent Ward

Title: Chief Executive Officer

Address: 1005 Congress Avenue, Suite 925

Austin, TX 78701

[Signature Page to Note Purchase Agreement]

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THE INVESTORS:

THLWY LLC

By: /s/ Jesus Ordaz

Name: Jesus Ordaz

Title: Manager

Address: 1603 Capitol Avenue, Suite 413

Cheyenne, WY 82001

[Signature Page to Note Purchase Agreement]

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SCHEDULE 2.2

Schedule of Additional Closings

Date of Additional Closing	Aggregate Principal Amount of Notes to be Purchased
July 25, 2023	$1,575,000.00
August 25, 2023	$1,575,000.00
September 25, 2023	$1,575,000.00
October 25, 2023	$1,575,000.00

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EXHIBIT A

SCHEDULE OF INVESTORS

Investor Name	Cash Purchase Amount	Outstanding Indebtedness	Principal Amount of Note
THLWY LLC	$ 1,500,000.00	$0	$1,575,000.00
Total			$1,575,000.00

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EXHIBIT B

FORM OF SECURED NOTE

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THESE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR EXEMPT FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS.

INTERACTIVE STRENGTH INC.

SENIOR SECURED PROMISSORY NOTE

$[●] Made as of [●], 2023

Subject to the terms and conditions of this Note, for value received, Interactive Strength Inc., a Delaware corporation (the “Company”), hereby promises to pay to [●], or its registered assigns (“Holder”), the principal sum of $[●] or such lesser amount as shall then equal the outstanding principal amount hereunder, together with interest accrued on the unpaid principal amount at the Applicable Rate (as defined below). Interest shall begin to accrue on the date of this Note and shall continue to accrue on the outstanding principal until the entire balance is paid, and shall be computed based on the actual number of days elapsed and on a year of three hundred sixty five (365) days.

This Note has been issued pursuant to that certain Note Purchase Agreement, dated as of June 6, 2023, as may be amended from time to time (the “Note Purchase Agreement”), by and among the Company and the Holder, and is subject to, and incorporates, the provisions of the Note Purchase Agreement.

The following is a statement of the rights of Holder and the terms and conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

8.
DEFINITION. The following definitions shall apply for all purposes of this Note:

“Affiliate” has the meaning ascribed to it in Rule 144 promulgated under the Securities Act.

“Applicable Rate” means a rate equal to the lower of: (a) the Highest Lawful Rate and (b) 10% per annum.

“Balance” means, at the applicable time, the sum of the then-remaining Principal Balance, all then accrued but unpaid interest and all other amounts (including fees and expenses) then accrued but unpaid under this Note.

“Business Day” means a weekday on which banks are open for general banking business in San Francisco, California.

“Change of Control” means any of the following: (a) a sale or other transfer of all or substantially all of the Company’s assets or (b) the acquisition of the Company by another entity by means of merger, share purchase (whether from the Company or from the holders of the

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Company’s capital stock), share exchange or other transaction or series of related transactions; provided that a Change of Control shall not include (i) a merger effected exclusively for the purpose of changing the domicile of the Company, (ii) an equity financing in which the Company is the surviving corporation, or (iii) a transaction in which the stockholders of the Company immediately prior to the transaction own 50% or more of the voting power of the surviving corporation following the transaction.

“Company” shall include, in addition to the Company identified in the opening paragraph of this Note, any corporation or other entity which succeeds to the Company’s obligations under this Note, whether by permitted assignment, by merger or consolidation, operation of law or otherwise.

“Event of Default” has the meaning set forth in Section 5 hereof.

“Financing Document” means the Notes, the Note Purchase Agreement, the Security Agreement, and any document entered into, executed or delivered under or in connection with, or for the purpose of amending, any of such documents.

“Highest Lawful Rate” means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by Holder in connection with this Note under applicable law.

“Lost Note Documentation” means documentation satisfactory to the Company with regard to a lost or stolen Note, including, if required by the Company, an affidavit of lost note and an indemnification agreement by Holder in favor of the Company with respect to such lost or stolen Note.

“Maturity Date” means the earlier of (a) July [__], 2025, or (b) the time at which the Balance is made due and payable upon an Event of Default; provided, however that if the Event of Default is cured as permitted in this Note, then the Maturity Date shall not thereafter be deemed to have occurred with regard to such Event of Default under this clause (b).

“Note” means this Secured Promissory Note.

“Notes” means any secured promissory notes issued pursuant to the Note Purchase Agreement, including this Note.

“PIK Interest” means interest paid in kind by adding such interest then due pursuant to Section 2.2(a) to the unpaid principal amount of this Note.

“Principal Balance” means, at the applicable time, all then outstanding principal of this Note.

“Securities Act” means the Securities Act of 1933, as amended.

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9.
PAYMENTS; INTEREST; CHANGE OF CONTROL.
9.1
Payment at Maturity Date. If the Balance of this Note has not been repaid in full as of the Maturity Date, then on the Maturity Date the Balance shall be due and payable in full.
9.2
Interest.
(a)
Interest Payments. The Issuer shall pay interest on the unpaid principal amount (including any PIK Interest) of this Note from the date of issuance of this Note until paid in full. Such interest shall be payable in arrears on the last day of each calendar month or, if such day is not a Business Day, then on the next Business Day, commencing on the last day of the first full calendar month following the date of this Note (each such date, an “Interest Payment Date”).
(b)
Cash Payment of Interest. For the first six (6) Interest Payment Dates following the issuance of this Note, the Company shall make all interest payments in cash.
(c)
Payment of Interest In Kind. On the seventh Interest Payment Date and for any Interest Payment Date thereafter, the Company shall have the option, at its sole discretion, to pay accrued interest on this Note either in cash or as PIK Interest. The Company shall provide the Holder with written notice of its election to pay interest in cash or as PIK Interest at least ten (10) Business Days prior to the relevant Interest Payment Date.

Default Interest. In the event that any amount of principal or interest under this Note is not paid when due, then such overdue amount shall bear interest at a rate per annum that is lower of (a) the Highest Lawful Rate and (b) 12.5% per annum, from the date of such default until such amount is paid in full.

9.3
Change of Control Payment. If the Company consummates a Change of Control prior to the full repayment or conversion of this Note, then, upon the closing of such Change of Control, Holder shall be entitled to be repaid the Balance.
10.
PREPAYMENT. The Company may prepay the Balance in whole or in part without penalty or premium without the prior written consent of the Holder.
11.
NOTES PARI PASSU; APPLICATION OF PAYMENTS. Each of the Notes shall rank equally without preference or priority of any kind over one another, and all payments and recoveries under any other Financing Document payable on account of principal and interest on the Notes shall be paid and applied ratably and proportionately on the Balances of all outstanding Notes on the basis of their original principal amount. All payments will be applied first to the repayment of accrued fees and expenses under this Note, then to accrued interest until all then outstanding accrued interest has been paid in full, and then to the repayment of principal until all principal has been paid in full.
12.
EVENTS OF DEFAULT; REMEDIES IN CONCERT.
12.1
Events of Default. Each of the following events shall constitute an “Event of Default” hereunder:

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(a)
The Company fails to make any payment when due under this Note on the applicable due date;
(b)
A receiver is appointed for any part of the Company’s property, the Company makes a general assignment for the benefit of creditors, or the Company becomes a debtor or alleged debtor in a case under the U.S. Bankruptcy Code or becomes the subject of any other bankruptcy or similar proceeding for the general adjustment of its debts or for its liquidation, or the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or takes any corporate action in furtherance of any of the foregoing;
(c)
Any representation, warranty or certification made by the Company herein or in the Note Purchase Agreement or the Security Agreement shall prove to have been false or incorrect in any material respect on the dates as of which made;
(d)
The Company breaches any material covenant, obligation or agreement under this Note, the Note Purchase Agreement or the Security Agreement and does not cure such breach, if curable, within 30 days after the occurrence of such breach;
(e)
Any default under indebtedness that results in acceleration of the maturity of a material amount of indebtedness of the Company; or
(f)
The Company’s Board of Directors or stockholders adopt a resolution for the liquidation, dissolution or winding up of the Company.
12.2
Remedies. Upon the occurrence of any Event of Default all accrued but unpaid expenses, accrued but unpaid interest, all principal and any other amounts outstanding under this Note shall (a) in the case of any Event of Default under Section 5.1(b) above become immediately due and payable in full pursuant to the terms of Section 2 hereof without further notice or demand by Holder and (b) in the case of any Event of Default other than under Section 5.1(b) above, become immediately due and payable upon written notice by or on behalf of Holder to the Company.
13.
No Voting or Other Rights. This Note does not entitle Holder to any voting rights or other rights as a stockholder of the Company. No provisions of this Note and no enumeration herein of the rights or privileges of Holder, shall cause Holder to be a stockholder of the Company for any purpose.
14.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE HOLDER. In order to induce the Company and the Holders to enter into the Financing Documents and the Company to issue this Note to the original Holder, the Company and the original Holder each have made representations and warranties to each other as set forth in the Note Purchase Agreement.
15.
SECURED NOTE. This Note and the obligations of Company evidenced hereby are secured by certain collateral pursuant to a Security Agreement dated as of the date hereof among Company, Holder and the other holders of the Notes (including all amendments, modifications, replacements and substitutions thereof, the “Security Agreement”).

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16.
GENERAL PROVISIONS.
16.1
Waivers. The Company and all endorsers of this Note hereby waive notice, presentment, protest and notice of dishonor.
16.2
Attorneys’ Fees. If any party is required to engage the services of an attorney for the purpose of enforcing this Note, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Note, including attorneys’ fees. Notwithstanding the foregoing, in the event of any Event of Default hereunder, the Company shall pay all reasonable attorneys’ fees and court costs incurred by the Holder in enforcing and collecting this Note.
16.3
Transfer. This Note is subject to certain restrictions on transfer as set forth in Section 4.7 of the Note Purchase Agreement. Subject to the foregoing, the rights and obligations of the Company and Holder under this Note and the other Financing Documents shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.
16.4
Governing Law. This Note shall be governed by and construed under the internal laws of the State of California as applied to agreements entered into and to be performed entirely within the State of California, without reference to principles of conflict of laws or choice of laws.
16.5
Headings. The headings and captions used in this Note are used only for convenience and are not to be considered in construing or interpreting this Note. All references in this Note to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.
16.6
Notices. Unless otherwise provided herein, any notice required or permitted to be given to a party pursuant to this Note will be given in writing and will be effective and deemed to provide such party sufficient notice under this Note on the earliest of the following: (a) at the time of personal delivery, if delivered in person; (b) one (1) Business Day after deposit with an express overnight courier for United States deliveries; or (c) three (3) Business Days after (i) deposit in the United States mail by certified mail (return receipt requested) for United States deliveries or (ii) deposit with an international express air courier for deliveries outside of the United States, with proof of delivery from the courier requested. All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address indicated for such party on the signature page hereto or, in the case of the Company, on the Company’s signature page hereto, or at such other address as any party or the Company may designate by giving ten (10) days’ advance written notice to all other parties in accordance with the provisions of this Section 9.6.
16.7
Amendments and Waivers. This Note may be amended, and any provisions under this Note may be waived, only with the written consent of the Company and the Holder as provided in Section 6.10 of the Note Purchase Agreement. Any amendment or waiver effected in

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accordance with Section 6.10 of the Note Purchase Agreement shall be binding upon each holder of any Notes at the time outstanding, each future holder of the Notes and the Company.
16.8
Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Note to the extent they are held to be unenforceable and the remainder of the Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Company has caused this Senior Secured Promissory Note to be signed in its name as of the date first written above.

THE COMPANY:

INTERACTIVE STRENGTH INC.

By:

Name: Trent Ward

Title: Chief Executive Officer

Address: 1005 Congress Avenue, Suite 925

Austin, TX 78701

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